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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Argo-Tech Corporation on Form S-4 of our report dated January 16, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
September 23, 2004